Exhibit 10.8

UGI CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND
SUPPLEMENTAL SAVINGS PLAN
As amended and restated effective April 1, 2015

TABLE OF CONTENTS

Page

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I	STATEMENT OF PURPOSE..............................................................2

ARTICLE II	DEFINITIONS.....................................................................................3

ARTICLE III	PARTICIPATION.................................................................................6

ARTICLE IV	VESTING.............................................................................................7

ARTICLE V	BENEFITS...........................................................................................8

ARTICLE VI	BENEFIT DISTRIBUTION................................................................11

ARTICLE VII	FUNDING OF BENEFITS..................................................................13

ARTICLE VIII	THE COMMITTEE.............................................................................14

ARTICLE IX	AMENDMENT AND TERMINATION..............................................16

ARTICLE X	CLAIMS PROCEDURES...................................................................17

ARTICLE XI	MISCELLANEOUS PROVISIONS...................................................19

EXHIBIT A	CHANGE OF CONTROL

EXHIBIT B	ACTUARIAL ASSUMPTIONS

SUPPLEMENTAL SAVINGS PLAN

ARTICLE I	STATEMENT OF PURPOSE...............................................................1

ARTICLE II	DEFINITIONS......................................................................................2

ARTICLE III	PARTICIPATION..................................................................................5

ARTICLE IV	VESTING..............................................................................................6

ARTICLE V	BENEFITS............................................................................................7

ARTICLE VI	FORM AND TIMING OF BENEFIT DISTRIBUTION.....................10

ARTICLE VII	FUNDING OF BENEFITS..................................................................11

ARTICLE VIII	THE COMMITTEE.............................................................................12

ARTICLE IX	AMENDMENT AND TERMINATION..............................................14

ARTICLE X	CLAIMS PROCEDURES...................................................................15

ARTICLE XI	MISCELLANEOUS PROVISIONS...................................................17

EXHIBIT A	CHANGE OF CONTROL

i

UGI CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
BACKGROUND
The Senior Executive Retirement Plan for Certain Employees of UGI Corporation and its Subsidiaries and Affiliates (the “Senior Plan”) was established effective as of January 1, 1985. Until April 10, 1992, it was maintained by UGI Utilities, Inc. (formerly named, prior to April 10, 1992, UGI Corporation and hereinafter sometimes referred to as “UGI Utilities”). On April 10, 1992, UGI Utilities became a subsidiary of New UGI Corporation which was renamed UGI Corporation (“UGI”) on the same date. As of April 10, 1992, UGI assumed sponsorship of the Senior Plan and all obligations of UGI Utilities thereunder, and amended and restated the Senior Plan to reflect the transfer of Senior Plan sponsorship. Effective October 1, 1996, the Senior Plan was amended and restated to eliminate participation by employees of AmeriGas Propane, Inc., to re-name the Senior Plan “The UGI Corporation Supplemental Executive Retirement Plan” and to make other changes. Effective January 1, 2005, the UGI Corporation Supplemental Executive Retirement Plan was amended to comply with section 409A of the Internal Revenue Code and was split into two subplans, the Supplemental Executive Retirement Plan and the Supplemental Savings Plan.
The Supplemental Executive Retirement Plan was amended and restated to allow participants to defer their benefit under the Supplemental Executive Retirement Plan pursuant to the UGI Corporation 2009 Deferral Plan. The amendment and restatement of the Supplemental Executive Retirement Plan was effective as of January 1, 2009. The Supplemental Executive Retirement Plan was amended and restated effective as of November 22, 2013, except where otherwise indicated, and is hereby amended and restated effective as of April 1, 2015.

ARTICLE I
STATEMENT OF PURPOSE
Sec. 1.01    Purpose. The Supplemental Executive Retirement Plan (the “SERP”) is maintained to provide a fair and competitive level of retirement benefits to certain management and other highly compensated employees who have, by operation of laws and regulations relating to qualified pension benefit plans, experienced a reduction in prospective retirement benefits under the Pension Plan (as defined in Article II). The benefits under the SERP are also designed to compensate terminated participants by taking into account periods of time for which payments are made under a Change in Control Agreement (as defined in Article II) or, for employees whose employment terminated on or after January 1, 2005 and before July 25, 2006, under an Executive Severance Plan (as defined in Article II).
Sec. 1.02    Grandfathered Benefits. The terms of the amended and restated SERP shall not apply to any participant whose employment terminated before January 1, 2005. Notwithstanding anything in the SERP to the contrary, the vested accrued SERP benefit of a participant whose employment terminated before January 1, 2005 shall be paid according to the terms of the UGI Corporation Supplemental Executive Retirement Plan as in effect before January 1, 2005, consistent with the “grandfather” provisions of section 409A of the Internal Revenue Code of 1986, as amended.

ARTICLE II
DEFINITIONS
Sec. 2.01    “Administrative Committee” shall mean the committee designated by the Compensation Committee to administer the SERP.
Sec. 2.02    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
Sec. 2.03    “Beneficiary” means the person designated by a Participant to receive any benefits payable after the Participant’s death in the event of the Participant’s death after termination of employment with UGI and its subsidiaries and Affiliates. UGI shall provide a form for this purpose. In the event a Participant has not filed a Beneficiary designation with UGI or none of the designated Beneficiaries are living at the date of the Participant’s death, the Beneficiary shall be the Participant’s estate.
Sec. 2.04    “Board” shall mean the Board of Directors of UGI.
Sec. 2.05    “Cause” shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of UGI and its Subsidiaries and Affiliates, taken as a whole.
Sec. 2.06    “Change of Control” shall have the meaning set forth on the attached Exhibit A.
Sec. 2.07    “Change in Control Agreement” shall mean a Change in Control Agreement between an Employee and UGI or a Subsidiary (other than AmeriGas Propane, Inc. or its subsidiaries).
Sec. 2.08    “Code” shall mean the Internal Revenue Code of 1986, as amended.
Sec. 2.09    “Compensation Committee” shall mean the Compensation and Management Development Committee of the Board.
Sec. 2.10    “Continuation Period” shall mean, with respect to a Participant who is entitled to receive benefits under a Change in Control Agreement, the Continuation Period as defined in the Participant’s Change in Control Agreement.
Sec. 2.11    “Credited Service” shall mean a year of Credited Service as determined under the Pension Plan.
Sec. 2.12    “Deferral Plan” shall mean the UGI Corporation 2009 Deferral Plan.

Sec. 2.13    “Deferred Earnings” shall mean, for years beginning prior to September 30, 2004, so much of an Employee’s compensation payable under the applicable Executive Annual Bonus Plan as would otherwise be taken into account under the Pension Plan, but which is not taken into account under the Pension Plan due to an election by the Employee to have such compensation deferred to and paid in a subsequent year.
Sec. 2.14    “Effective Date” of the amended and restated SERP shall mean April 1, 2015, except where otherwise indicated. The SERP is a continuation of the pension portion of the UGI Corporation Supplemental Executive Retirement Plan, as in effect before January 1, 2005.
Sec. 2.15    “Employee” shall mean an employee of UGI, UGI Utilities, Inc. or another Subsidiary other than AmeriGas Propane, Inc. or its subsidiaries. In no event shall a person who is characterized as an independent contractor by the employer, no matter how characterized by a court or government agency, be considered an “Employee,” and no retroactive characterization of an individual’s status for any other purpose shall make an individual an “Employee.”
Sec. 2.16    “Employment Commencement Date” shall mean the first day on which a Participant became an employee of UGI, any Subsidiary or Affiliate of UGI, or any entity whose business or assets have been acquired by UGI, by a Subsidiary or Affiliate of UGI or by any predecessor of such entities.
Sec. 2.17    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
Sec. 2.18    “Excess Earnings” shall mean that portion of an Employee’s compensation from UGI or another participating employer hereunder that is not permitted to be taken into account under the Pension Plan by operation of section 401(a)(17) of the Code or any successor thereto, excluding any such compensation earned when the Employee was not a Participant.
Sec. 2.19    “Executive Annual Bonus Plan” shall mean the UGI Corporation Executive Annual Bonus Plan or the UGI Utilities, Inc. Executive Annual Bonus Plan, as amended from time to time, and any successor plans (and for fiscal years through 1996, the AmeriGas Propane, Inc. Executive Annual Bonus Plan).
Sec. 2.20    “Executive Severance Plan” shall mean an executive severance plan of UGI or a Subsidiary or Affiliate (other than AmeriGas Propane, Inc. or its subsidiaries).
Sec. 2.21    “Key Employee” shall mean an employee who, at any time during the 12-month period ending on the identification date, is a “specified employee” under section 409A of the Code, as determined by the Compensation Committee or its delegate. The determination of Key Employees, including the number and identity of persons considered specified employees and the identification date, shall be made by the Compensation Committee or its delegate in accordance with the provisions of section 409A of the Code and the regulations issued thereunder.
Sec. 2.22    “Participant” shall mean each Employee who meets the requirements of Section 3.01 hereof.
Sec. 2.23    “Pension Plan” shall mean the Retirement Income Plan for Employees of UGI Utilities, Inc., as currently in effect and as it may hereafter be amended, and any plan designated by the Board as a successor thereto.
Sec. 2.24    “Pension Plan Earnings” shall mean so much of an Employee’s compensation from UGI or another participating employer hereunder as is taken into account in determining benefits or contributions under the Pension Plan for the relevant period.
Sec. 2.25    “Plan Year” shall mean, effective January 1, 2007, a 12-month period beginning on January 1 and ending on December 31. For periods before January 1, 2007, the Plan Year shall mean a period beginning on October 1 and ending on the following September 30, with a short Plan Year for the period beginning on October 1, 2006 and ending on December 31, 2006.
Sec. 2.26    “Postponement Period” shall mean, for a Key Employee, the period of six months after separation from service as defined by section 409A of the Code (or such other period as may be required by section 409A of the Code), during which SERP benefits may not be paid to the Key Employee under section 409A of the Code.
Sec. 2.27    “SERP” shall mean the UGI Corporation Supplemental Executive Retirement Plan as set forth herein, and as the same may hereafter be amended.
Sec. 2.28    “Subsidiary” shall mean any corporation in which UGI, directly or indirectly, owns at least a 50% interest or an unincorporated entity of which UGI, directly or indirectly, owns at least 50% of the profits or capital interests.
Sec. 2.29    “UGI” shall mean UGI Corporation.
Sec. 2.30    “Vesting Service” shall mean a year of Vesting Service as determined under the Pension Plan.

ARTICLE III
PARTICIPATION
Sec. 3.01    Participants.
(a)    Effective as of January 1, 2005, an Employee who meets the requirements of subsection (b), (c) or (d) below shall become a Participant on the first day on which he or she meets the requirements of subsection (b), (c) or (d), as applicable.
(b)    Each Employee who (i) is eligible to receive a bonus under an Executive Annual Bonus Plan at any time during the applicable Plan Year, (ii) is an active participant in the Pension Plan during the applicable Plan Year, and (iii) has Excess Earnings for the Plan Year shall be a Participant in this SERP for purposes of accruing a benefit under Section 5.01 for the applicable Plan Year.
(c)    Each Employee who has a Change in Control Agreement that provides for the benefits described in Section 5.02 shall be a Participant in this SERP for purposes of being eligible to receive benefits under Section 5.02.
(d)    Each Employee whose employment was terminated on or after January 1, 2005 and before July 25, 2006 and who was entitled to receive a severance benefit under an Executive Severance Plan, as described in Section 5.03, shall be a Participant in this SERP for purposes of being eligible to receive benefits under Section 5.03.
(e)    Notwithstanding the foregoing, no Employee who is hired or rehired by UGI or an Affiliate on or after January 1, 2009, or who is transferred on or after January 1, 2009 into Employee status from an Affiliate that does not participate in this SERP, shall become a Participant in this SERP on or after January 1, 2009.
Sec. 3.02    Transfers. If a Participant ceases to meet the requirements of Section 3.01 but continues to be an employee of UGI or a Subsidiary or Affiliate, the former Participant will cease to accrue benefits under the SERP. The former Participant will continue to earn Vesting Service credit with respect to his or her accrued SERP benefit. If, at a later date, the Participant again meets the requirements of Section 3.01, the Participant may accrue additional benefits under the SERP with respect to his or her subsequent service as an eligible Employee. The Participant shall receive his or her vested accrued SERP benefit at the Participant’s termination of employment with UGI and its Subsidiaries and Affiliates as described in Article VI.

ARTICLE IV
VESTING
Sec. 4.01    Vesting in Section 5.01 Benefits.
(a)    A Participant shall vest in the benefits accrued under Section 5.01 of the SERP when the Participant has five years of Vesting Service. If a Participant’s employment with UGI and its Subsidiaries and Affiliates terminates for any reason before the Participant has five years of Vesting Service, all benefits accrued by the Participant under Section 5.01 shall be immediately forfeited, and the Participant shall receive no benefits under Section 5.01.
(b)    If a Participant whose employment terminated on or after January 1, 2005 and before July 25, 2006 is entitled to receive a benefit under Section 5.03, the Participant’s salary continuation period under the Executive Severance Plan shall be counted as service for purposes of vesting under this SERP.
Sec. 4.02    Vesting in Section 5.02 and Section 5.03 Benefits.
(a)    A Participant shall vest in his or her benefits under Section 5.02 of the SERP when the Participant’s employment has terminated under the circumstances described in Section 5.02 and the Participant has met all the requirements of the Participant’s Change in Control Agreement that entitle the Participant to receive the benefits described in Section 5.02.
(b)    A Participant whose employment terminated on or after January 1, 2005 and before July 25, 2006 shall vest in his or her benefits under Section 5.03 of the SERP when the Participant’s employment has terminated under the circumstances described in Section 5.03 and the Participant has met all the requirements of the Executive Severance Plan that entitle the Participant to receive the benefits described in Section 5.03.

ARTICLE V
BENEFITS
Sec. 5.01    Pension Benefit. Each Participant who is an active participant in the Pension Plan and who is accruing a benefit under the Pension Plan shall accrue under the SERP a lump sum benefit that is the actuarially equivalent present value of a single life annuity equal to (a) reduced by (b), where:
(a)    is the annual accrued benefit, based on a single life annuity, that would have been produced under the Pension Plan if (i) the Participant’s Excess Earnings (without regard to the limitations set forth in section 401(a)(17) of the Code) and Deferred Earnings for each year of his active participation in the Pension Plan had been taken into account and (ii) the limitations set forth in section 415 of the Code (or its successor) were inoperative; and
(b)    is the annual accrued benefit, based on a single life annuity, that the Participant is entitled to receive under the Pension Plan.
The annual accrued benefit shall be calculated as described in Section 5.06. A Participant shall be entitled to receive his or her vested accrued SERP benefit upon termination of employment as described in Article VI. Sections 5.01, 5.02 and 5.03 shall be administered so as not to result in duplication of benefits.
Sec. 5.02    Change of Control Benefit. In the event of a Change of Control, if and to the extent required by a Participant’s Change in Control Agreement, each Participant who is an active participant in the Pension Plan on the date of the Participant’s termination of employment and who is entitled to receive the benefits described in this Section 5.02 under a Change in Control Agreement shall receive a lump sum benefit that is the actuarially equivalent present value of a single life annuity equal to (a) reduced by (b), where:
(a)    is the annual accrued benefit, based on a single life annuity, that the Participant would have received under the Pension Plan if the applicable Continuation Period had been taken into account in determining the Participant’s Vesting Service and Credited Service under the Pension Plan (such benefit to be determined without regard to the limitations set forth in the Code); and
(b)    is the Participant’s annual accrued benefit, based on a single life annuity, that the Participant is entitled to receive under the Pension Plan.
The annual benefit shall be calculated as described in Section 5.06 as if the end of the Continuation Period were the Participant’s termination date. The annual benefit under subsection (a) above shall be calculated as if the Participant had continued in employment during the Continuation Period, earning base salary and bonus at the annual rate calculated for purposes of the Change in Control Agreement. Sections 5.01, 5.02 and 5.03 shall be administered so as not to result in duplication of benefits.
Sec. 5.03    Severance Benefit. The provisions of this Section 5.03 shall apply to a Participant whose employment was terminated by UGI or a Subsidiary or Affiliate on or after January 1, 2005 and before July 25, 2006, if the Participant was entitled to receive a severance benefit under an Executive Severance Plan and the Participant was an active participant in the Pension Plan on the date of the Participant’s termination of employment. If required by the terms of the applicable Executive Severance Plan, each such Participant shall receive a lump sum benefit that is the actuarially equivalent present value of a single life annuity equal to (a) reduced by (b), where:
(a)    is the annual accrued benefit, based on a single life annuity, that the Participant would have received under the Pension Plan if the applicable salary continuation period, as determined under the Executive Severance Plan, had been taken into account in determining the Participant’s Credited Service under the Pension Plan (such benefit to be determined without regard to the limitations set forth in the Code); and
(b)    is the Participant’s annual accrued benefit, based on a single life annuity, that the Participant is entitled to receive under the Pension Plan.
The annual benefit shall be calculated as described in Section 5.06. The annual accrued benefit under subsection (a) above shall be calculated as if the Participant had continued in employment during the salary continuation period, earning base salary and bonus at the annual rate calculated for purposes of the Executive Severance Plan. Sections 5.01, 5.02 and 5.03 shall be administered so as not to result in duplication of benefits.
Sec. 5.04    Death Benefits.
(a)    If a Participant has earned a vested accrued SERP benefit under Section 5.01 but the Participant dies while employed by UGI or a Subsidiary or Affiliate, the Participant’s surviving spouse shall be entitled to receive a lump sum death benefit that is the actuarially equivalent present value of a single life annuity equal to (i) reduced by (ii), where:
(i) is the pre-retirement death benefit that would have been paid under the Pension Plan to the Participant’s surviving spouse if (i) the Participant’s Excess Earnings (without regard to the limitations set forth in section 401(a)(17) of the Code) and Deferred Earnings for each year of his active participation in the Pension Plan had been taken into account and (ii) the limitations set forth in section 415 of the Code (or its successor) were inoperative; and
(ii) is the pre-retirement death benefit that the Participant’s surviving spouse is entitled to receive under the Pension Plan.

No death benefit shall be payable under this subsection (a) if the deceased Participant has no surviving spouse.
(b)    If a Participant terminates from employment with UGI and its Subsidiaries and Affiliates and meets all the requirements for eligibility for a benefit under Section 5.01, 5.02 or 5.03, but the Participant dies before the benefit described in Section 5.01, 5.02 or 5.03 is paid, the unpaid lump sum benefit described in Section 5.01, 5.02 or 5.03 shall be paid to the Participant’s designated Beneficiary or, if there is no designated Beneficiary, the Participant’s estate.
Sec. 5.05    Forfeiture. Each Participant shall immediately forfeit any benefit to which he or she is otherwise entitled under the SERP if the Participant’s employment is terminated for Cause.
Sec. 5.06    Calculation of Annual Benefits. The annual accrued benefits described in Sections 5.01, 5.02 and 5.03, and the lump sum present values, shall be calculated as of the Participant’s termination date as follows:
(a)    If the Participant has attained age 65, the annual benefit shall be calculated as an annual benefit payable at the Participant’s termination date, and the lump sum present value shall be calculated as of the Participant’s termination date.
(b)    If the Participant has attained eligibility for early retirement under the Pension Plan, the annual benefit shall be calculated as an annual benefit payable at the Participant’s termination date (or at age 55, if the Participant has not attained age 55, but is eligible for early retirement), after reduction by the Pension Plan’s actuarial reduction factors for early retirement, and the lump sum present value shall be calculated as of the Participant’s termination date.
(c)    If the Participant has not attained age 65 or attained eligibility for early retirement under the Pension Plan, the annual benefit shall be calculated as an annual benefit payable at age 65, and the lump sum present value shall be calculated as of the Participant’s termination date.
(d)    For purposes of this SERP, Participant is considered to be eligible for early retirement under the Pension Plan if the Participant has attained age 55 with ten Years of Vesting Service or if the Participant’s employment is involuntarily terminated by the Company after the Participant has attained age 50 with 15 Years of Vesting Service.
Sec. 5.07    Actuarial Equivalent. The Compensation Committee shall approve, and may from time to time change, the methodology (including assumptions) pursuant to which an actuarially equivalent benefit is calculated under the SERP. Unless the Committee determines otherwise, the methodology described in Exhibit B shall be used for calculating actuarial equivalence under the SERP. If a Change of Control occurs, the methodology used to calculate actuarial equivalence under the SERP immediately before the Change of Control shall be used to calculate actuarial equivalence for purposes of all benefits payable under the SERP on and after the Change of Control.

ARTICLE VI
BENEFIT DISTRIBUTION
Sec. 6.01    Calculation of Distribution Amount. If a Participant’s employment with UGI and its Subsidiaries and Affiliates terminates without Cause, the Administrative Committee shall calculate the Participant’s vested accrued SERP benefit under Article V (or the death benefit under Section 5.04(a), in the event of death) as of the Participant’s termination date. The Administrative Committee shall calculate the lump sum present value of the vested accrued SERP benefit based on the actuarial assumptions described in Section 5.06.
Sec. 6.02    Form of Benefit Distributions.
(a)    Effective January 1, 2005, a Participant’s vested accrued SERP benefit shall be paid to the Participant in the form of a lump sum payment upon the Participant’s termination of employment with UGI and its Subsidiaries and Affiliates, as described in Section 6.03 below. The vested accrued benefit of a Participant who terminated employment prior to January 1, 2005 shall be paid in accordance with the provisions of the SERP as in effect before January 1, 2005.
(b)    If a Participant dies, the lump sum death benefit described in Section 5.04 (if any) shall be paid within 60 days after the Participant’s death.
Sec. 6.03    Timing of Benefit Distributions.
(a)    A Participant’s vested accrued SERP benefit shall be paid to the Participant within 60 days following the Participant’s termination of employment with UGI and its Subsidiaries and Affiliates, except as described below. A Participant shall be considered to have incurred a termination of employment under the SERP when the Participant has a “separation from service” under section 409A of the Code. The vested accrued SERP benefit of a Participant who terminated employment prior to January 1, 2005 shall be paid in accordance with the provisions of the SERP as in effect before January 1, 2005.
(b)    Notwithstanding the foregoing, if a Participant whose employment terminates after January 1, 2005 is a Key Employee and if required by section 409A of the Code, no SERP benefits shall be paid to the Participant during the Postponement Period. If payment of SERP benefits is required to be delayed for the Postponement Period pursuant to section 409A, the accumulated amounts withheld on account of section 409A, with interest as described below, shall be paid in a lump sum payment within 15 days after the end of the Postponement Period. If the Participant dies during the Postponement Period prior to the payment of benefits, the amounts withheld on account of section 409A, with interest as described below, shall be paid to the Participant’s estate within 60 days after the Participant’s death.
(c)    The amount to be withheld on account of section 409A shall be calculated as of the Participant’s termination date in accordance with the provisions hereof.

Interest shall be calculated on the withheld lump sum amount from the Participant’s termination date to the last day of the calendar month preceding the date on which the withheld amount is paid, based on the daily average of the published six-month Treasury bill rate in effect for the month in which the Participant’s termination date occurs plus 50 basis points.
Sec. 6.04    Deferral Elections. A Participant may make a one-time, irrevocable election to elect to have the present value of the Participant’s vested SERP benefit credited to the Participant’s account under the Deferral Plan on the date of the Participant’s separation from service, in lieu of the payments described in Section 6.02. If the Participant makes a deferral election, the present value of the Participant’s vested SERP benefit will be credited to the Participant’s account under the Deferral Plan at separation from service and the amount credited to the Deferral Plan shall be distributed in accordance with the provisions of the Deferral Plan. An election under this Section 6.04 shall be made in writing, on a form and at a time prescribed by the Administrative Committee and shall be irrevocable upon submission to the Corporate Secretary, and no further election shall be available under this SERP.

ARTICLE VII
FUNDING OF BENEFITS
Sec. 7.01    Source of Funds. The obligations of UGI and other participating employers in the Pension Plan shall constitute a general, unsecured obligation, payable solely out of their general assets, and no Participant shall have any right to any specific assets of UGI, or any Subsidiary or Affiliate or any trust established by UGI or any Subsidiary or Affiliate to fund such obligations.
Sec. 7.02    Participant Contributions. There shall be no contributions made by Participants under the SERP.

ARTICLE VIII
THE COMMITTEE
Sec. 8.01    Appointment and Tenure of Administrative Committee Members. The Administrative Committee shall consist of one or more persons who shall be appointed by and serve at the pleasure of the Compensation Committee. Any Administrative Committee member may resign by delivering his or her written resignation to the Compensation Committee. Vacancies arising by the death, resignation or removal of an Administrative Committee member may be filled by the Compensation Committee.
Sec. 8.02    Meetings; Majority Rule. Any and all acts of the Administrative Committee taken at a meeting shall be by a majority of all members of the Administrative Committee. The Administrative Committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum). The Administrative Committee may also act by unanimous consent in writing without the formality of convening a meeting.
Sec. 8.03    Delegation. The Administrative Committee may, by majority decision, delegate to each or any one of its number, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the Administrative Committee, even though such person alone may sign any document required by third parties. The Administrative Committee shall elect one of its number to serve as Chairperson. The Chairperson shall preside at all meetings of the Administrative Committee or shall delegate such responsibility to another Administrative Committee member. The Administrative Committee shall elect one person to serve as Secretary to the Administrative Committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Administrative Committee.
Sec. 8.04    Authority and Responsibility of the Administrative Committee. The Administrative Committee shall have only such authority and responsibilities as are delegated to it by the Compensation Committee or specifically provided herein. The Administrative Committee shall have full power and express discretionary authority to administer and interpret the SERP, to make factual determinations and to adopt or amend such rules and regulations for implementing the SERP and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Administrative Committee’s authorities and responsibilities shall also include:
(a)    maintenance and preservation of records relating to Participants, former Participants, and their beneficiaries;
(b)    preparation and distribution to Participants of all information and notices required under Federal law or the provisions of the SERP;

(c)    preparation and filing of all governmental reports and other information required under law to be filed or published;
(d)    engagement of assistants and professional advisers;
(e)    arrangement for bonding, if required by law; and
(f)    promulgation of procedures for determination of claims for benefits.
Sec. 8.05    Compensation of Administrative Committee Members. The members of the Administrative Committee shall serve without compensation for their services as such, but all expenses of the Administrative Committee shall be paid or reimbursed by UGI.
Sec. 8.06    Administrative Committee Discretion. Any discretion, actions, or interpretations to be made under the SERP by the Administrative Committee shall be made in its sole discretion, need not be uniformly applied to similarly situated individuals, and shall be final, binding, and conclusive on the parties. All benefits under the SERP shall be provided conditional upon the Participant’s acknowledgement, in writing or by acceptance of the benefits, that all decisions and determinations of the Administrative Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under the SERP.
Sec. 8.07    Indemnification of the Committees. Each member of the Administrative Committee shall be indemnified by UGI against costs, expenses and liabilities (other than amounts paid in settlement to which UGI does not consent) reasonably incurred by him or her in connection with any action to which he or she may be a party by reason of his or her service as a member of the Committee, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the Administrative Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Administrative Committee member may be entitled pursuant to the by-laws of UGI. Service on the Administrative Committee shall be deemed in partial fulfillment of the Administrative Committee member’s function as an employee, officer and/or director of UGI, if he or she serves in that capacity as well as in the role of Administrative Committee member.

ARTICLE IX
AMENDMENT AND TERMINATION
Sec. 9.01    Amendment. The provisions of the SERP may be amended at any time and from time to time by the Compensation Committee for any reason without either the consent of or prior notice to any Participant; provided, however, that no such amendment shall serve to reduce the benefit that has accrued on behalf of a Participant as of the effective date of the amendment. Notwithstanding the foregoing, the Administrative Committee may adopt any amendment to the SERP as it shall deem necessary or appropriate to (i) maintain compliance with current laws and regulations; (ii) correct errors and omissions in the SERP document; and (iii) facilitate the administration and operation of the SERP.
Sec. 9.02    Plan Termination. While it is UGI’s intention to continue the SERP indefinitely in operation, the right is, nevertheless, reserved to terminate the SERP in whole or in part at any time for any reason without either the consent of or prior notice to any Participant. No such termination shall reduce the benefit that has accrued on behalf of a Participant as of the effective date of the termination, but UGI may immediately distribute all accrued benefits upon termination of the SERP in accordance with section 409A of the Code.

ARTICLE X
CLAIMS PROCEDURES
Sec. 10.01    Claim. Any person or entity claiming a benefit, requesting an interpretation or ruling under the SERP (hereinafter referred to as “claimant”), or requesting information under the SERP shall present the request in writing to the Administrative Committee, which shall respond in writing or electronically. The notice advising of the denial shall be furnished to the claimant within 90 days of receipt of the benefit claim by the Administrative Committee, unless special circumstances require an extension of time to process the claim. If an extension is required, the Administrative Committee shall provide notice of the extension prior to the termination of the 90 day period. In no event may the extension exceed a total of 180 days from the date of the original receipt of the claim.
Sec. 10.02    Denial of Claim. If the claim or request is denied, the written or electronic notice of denial shall state:
(a)    The reasons for denial;
(b)    Reference to the specific SERP provisions on which the denial is based;
(c)    A description of any additional material or information required and an explanation of why it is necessary; and
(d)    An explanation of the SERP’s claims review procedures and the time limits applicable to such procedures, including the right to bring a civil action under section 502(a) of ERISA.
Sec. 10.03    Final Decision. The decision on review shall normally be made within 60 days after the Administrative Committee’s receipt of claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing or in electronic form and shall:
(a)    State the specific reasons for the denial;
(b)    Reference the relevant SERP provisions;
(c)    State that the claimant is entitled to receive, upon request and free of charge, and have reasonable access to and copies of all documents, records and other information relevant to the claim for benefits; and
(d)    State that the claimant may bring an action under section 502(a) of ERISA.

All decisions on review shall be final and binding on all parties concerned.
Sec. 10.04    Review of Claim. Any claimant whose claim or request is denied or who has not received a response within 60 days may request a review by notice given in writing or electronic form to the Administrative Committee. Such request must be made within 60 days after receipt by the claimant of the written or electronic notice of denial, or in the event the claimant has not received a response, 60 days after receipt by the Administrative Committee of the claimant’s claim or request. The claim or request shall be reviewed by the Administrative Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

ARTICLE XI
MISCELLANEOUS PROVISIONS
Sec. 11.01    Nonalienation of Benefits. None of the payments, benefits or rights of any participant under the SERP shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the SERP.
Sec. 11.02    No Contract of Employment. Neither the establishment of the SERP, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of UGI or any other participating employer hereunder, and all Participants and other Employees shall remain subject to discharge to the same extent as if the SERP had never been adopted.
Sec. 11.03    Severability of Provisions. If any provision of the SERP shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the SERP shall be construed and enforced as if such provision had not been included.
Sec. 11.04    Heirs, Assigns and Personal Representatives. The SERP shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future.
Sec. 11.05    Successors. Unless the Compensation Committee directs otherwise before a Change of Control, in the event of a Change of Control, UGI shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of UGI, or a division or Affiliate thereof, (i) to acknowledge expressly that this SERP is binding upon and enforceable against such successor in accordance with the terms hereof, (ii) to become jointly and severally obligated with UGI to perform the obligations under this SERP, and (iii) to agree not to amend or terminate the SERP for a period of three years after the date of succession without the consent of the affected Participant.
Sec. 11.06    Headings and Captions. The headings and captions herein are provided for reference and convenience only, and shall not be considered part of the SERP, and shall not be employed in the construction of the SERP.
Sec. 11.07    Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

Sec. 11.08    Controlling Law. The SERP shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, exclusive of conflict of law provisions thereof, to the extent not preempted by Federal law, which shall otherwise control.
Sec. 11.09    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge UGI, the Board, the Administrative Committee and all other parties with respect thereto.
Sec. 11.10    Reliance on Data and Consents. UGI, the Board, the Compensation Committee, the Administrative Committee, all fiduciaries with respect to the SERP, and all other persons or entities associated with the operation of the SERP, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant, including, without limitation, data with respect to age, health and marital status. Furthermore, UGI, the Board, the Compensation Committee, the Administrative Committee and all fiduciaries with respect to the SERP may reasonably rely on all consents, elections and designations filed with the SERP or those associated with the operation of the SERP by any Participant, or the representatives of any such person without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the SERP or the benefits provided under the SERP shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants to advise the appropriate parties of any change in such data.
Sec. 11.11    Lost Payees. A benefit shall be deemed forfeited if the Administrative Committee is unable to locate a Participant to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made by the proper payee for the forfeited benefit.
Sec. 11.12    Taxation. The SERP is intended to comply with section 409A of the Code. Notwithstanding anything in the SERP to the contrary, distributions may only be made under the SERP upon an event and in a manner permitted by section 409A of the Code. All payments under the SERP shall be subject to applicable tax withholding. Distributions upon termination of employment shall only be made upon the Participant’s “separation from service” under section 409A of the Code, and in no event may a Participant directly or indirectly designate the calendar year of a payment.

EXHIBIT A
CHANGE OF CONTROL
For purposes of the SERP, the term “Change of Control,” and other defined terms used in this Exhibit A, shall have the following meanings:
1.    “Change of Control” shall mean:
(i)    Any Person (except UGI, any UGI Subsidiary, any employee benefit plan of UGI or of any UGI Subsidiary, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of 20% or more of either (i) the then outstanding shares of common stock of UGI (the “Outstanding UGI Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the “UGI Voting Securities”); or
(ii)    Individuals who, as of the beginning of any 24-month period, constitute the UGI Board of Directors (the “Incumbent UGI Board”) cease for any reason to constitute at least a majority of the Incumbent UGI Board, provided that any individual becoming a director of UGI subsequent to the beginning of such period whose election or nomination for election by the UGI shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent UGI Board shall be considered as though such individual were a member of the Incumbent UGI Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or
(iii)    Consummation by UGI of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be; or
(iv)    Consummation of (a) a complete liquidation or dissolution of UGI or (b) a sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, immediately prior to such sale or disposition.
2.    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
3.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
4.    A Person shall be deemed the “Beneficial Owner” of any securities: (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.
5.    “Person” shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

6.    “UGI Subsidiary” shall mean any corporation in which UGI directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI, as applicable, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.
Change of Control with Respect to UGI Utilities, Inc.
In addition to the definition of Change of Control with respect to UGI, as set forth above, for Participants who are employees of UGI Utilities, Inc. (“Utilities”) or a subsidiary of Utilities, the term “Change of Control” shall include the events set forth below:
“Change of Control” shall include any of the following events:
(A)UGI and the UGI Subsidiaries fail to own more than fifty percent (50%) of the then outstanding shares of common stock of Utilities or more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of Utilities entitled to vote generally in the election of directors; or
(B)    Completion by Utilities of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of Utilities’ outstanding common stock and voting securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of Utilities’ outstanding common stock and voting securities, as the case may be; or
(C)    Completion of a complete liquidation or dissolution of the Utilities or sale or other disposition of all or substantially all of the assets of Utilities other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of Utilities’ outstanding common stock and voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of Utilities’ outstanding common stock and voting securities, as the case may be, immediately prior to such sale or disposition.

EXHIBIT B
ACTUARIAL ASSUMPTIONS
Assumptions used for calculating the lump sum payment of vested accrued SERP benefits:
1.    For Participants attaining age 50 prior to January 1, 2004, with service after January 1, 2004, the lump sum payment is calculated using two interest rates. One rate is for service prior to January 1, 2004 and the other for service after January 1, 2004. The rates are determined as follows:

▪
Pre-January 1, 2004 Service. The daily average of Moody’s Aaa bond yields for the month in which the Participant’s termination date occurs, plus 50 basis points, tax-adjusted using the highest marginal Federal tax rate (35.0% for 2007).

▪
Post-January 1, 2004 Service. The daily average of 10-year Treasury Bond yields in effect for the month in which the Participant’s termination date occurs, as reported in Federal Reserve Statistical Release H.15 or any comparable successor publication.

The 1994 GAR unisex mortality table is also used in the lump sum calculation.
2.    For Participants attaining age 50 on or after January 1, 2004, the rates are determined as follows:

▪
The daily average of 10-year Treasury Bond yields in effect for the month in which the Participant’s termination date occurs, as reported in Federal Reserve Statistical Release H.15 or any comparable successor publication.

The 1994 GAR unisex mortality table is also used in the lump sum calculation.

B-1

UGI CORPORATION
SUPPLEMENTAL SAVINGS PLAN
ARTICLE I
STATEMENT OF PURPOSE
The Supplemental Savings Plan (the “SSP”) is maintained to provide a fair and competitive level of retirement benefits to certain management and other highly compensated employees who have, by operation of laws and regulations relating to qualified savings plans, experienced a reduction in benefits under the Savings Plan (as defined in Article II). The benefits under the SSP are also designed to compensate terminated participants by taking into account periods of time for which payments are made under a Change in Control Agreement (as defined in Article II) or, for employees whose employment terminated on or after January 1, 2005 and before July 25, 2006, under an Executive Severance Plan (as defined in Article II).

ARTICLE II
DEFINITIONS
Sec. 2.01    “Administrative Committee” shall mean the committee designated by the Compensation Committee to administer the SSP.
Sec. 2.02    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
Sec. 2.03    “Beneficiary” shall mean the person or entity who shall receive benefits in the event of the Participant’s death, as determined under the Savings Plan.
Sec. 2.04    “Board” shall mean the Board of Directors of UGI.
Sec. 2.05    “Cause” shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of UGI and its Subsidiaries and Affiliates, taken as a whole.
Sec. 2.06    “Change of Control” shall have the meaning set forth on the attached Exhibit A.
Sec. 2.07    “Change in Control Agreement” shall mean a Change in Control Agreement between an Employee and UGI or a Subsidiary (other than AmeriGas Propane, Inc. or its subsidiaries).
Sec. 2.08    “Code” shall mean the Internal Revenue Code of 1986, as amended.
Sec. 2.09    “Compensation Committee” shall mean the Compensation and Management Development Committee of the Board.
Sec. 2.10    “Continuation Period” shall mean, with respect to a Participant who is entitled to receive benefits under a Change in Control Agreement, the Continuation Period as defined in the Participant’s Change in Control Agreement.
Sec. 2.11    “Effective Date” of the amended SSP shall mean April 1, 2015, except where otherwise indicated. The SSP is a continuation of the savings plan portion of the UGI Corporation Supplemental Executive Retirement Plan, as in effect before January 1, 2005.
Sec. 2.12    “Employee” shall mean any person in the employ of UGI, UGI Utilities, Inc. or another Subsidiary other than AmeriGas Propane, Inc. or its subsidiaries. In no event shall a person who is characterized as an independent contractor by the employer, no matter how characterized by a court or government agency, be considered an “Employee,” and no retroactive characterization of an individual’s status for any other purpose shall make an individual an “Employee.”
Sec. 2.13    “Employment Commencement Date” shall mean the first day on which a Participant became an employee of UGI, any Subsidiary or Affiliate of UGI, or any entity whose business or assets have been acquired by UGI, by a Subsidiary or Affiliate of UGI or by any predecessor of such entities.
Sec. 2.14    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
Sec. 2.15    “Excess Earnings” shall mean that portion of an Employee’s compensation from UGI or another participating employer hereunder that is not permitted to be taken into account under the Savings Plan by operation of section 401(a)(17) of the Code or any successor thereto, excluding any such compensation earned when the Employee was not a Participant.
Sec. 2.16    “Executive Annual Bonus Plan” shall mean the UGI Corporation Executive Annual Bonus Plan or the UGI Utilities, Inc. Executive Annual Bonus Plan, as amended from time to time, and any successor plans (and for fiscal years through 1996, the AmeriGas Propane, Inc. Executive Annual Bonus Plan).
Sec. 2.17    “Executive Severance Plan” shall mean an executive severance plan of UGI or a Subsidiary or Affiliate (other than AmeriGas Propane, Inc. or its subsidiaries).
Sec. 2.18    “Key Employee” shall mean an employee who, at any time during the 12-month period ending on the identification date, is a “specified employee” under section 409A of the Code, as determined by the Compensation Committee or its delegate. The determination of Key Employees, including the number and identity of persons considered specified employees and the identification date, shall be made by the Compensation Committee or its delegate in accordance with the provisions of section 409A of the Code and the regulations issued thereunder.
Sec. 2.19    “Matching Contribution” shall have the meaning given that term in the Savings Plan.
Sec. 2.20    “Participant” shall mean each Employee who meets the requirements of Section 3.01 hereof.
Sec. 2.21    “Pension Plan” shall mean the Retirement Income Plan for Employees of UGI Utilities, Inc., as currently in effect and as it may hereafter be amended, and any plan designated by the Board as a successor thereto.
Sec. 2.22    “Plan Year” shall mean, effective January 1, 2007, a 12-month period beginning on January 1 and ending on December 31. For periods before January 1, 2007, the Plan Year shall mean a period beginning on October 1 and ending on the following September

30, with a short Plan Year for the period beginning on October 1, 2006 and ending on December 31, 2006.
Sec. 2.23    “Postponement Period” shall mean, for a Key Employee, the period of six months after separation from service (or such other period as may be required by section 409A of the Code), during which SSP benefits may not be paid to the Key Employee under section 409A of the Code.
Sec. 2.24    “Prior SERP” shall mean the UGI Corporation Supplemental Executive Retirement Plan as in effect before January 1, 2005.
Sec. 2.25    “Savings Plan” shall mean the UGI Utilities, Inc. Savings Plan as it may thereafter be amended, and any plan designated by the Administrative Committee as the successor to the UGI Utilities, Inc. Savings Plan.
Sec. 2.26    “Savings Plan Year” shall mean the calendar year.
Sec. 2.27    “SSP” shall mean the UGI Corporation Supplemental Savings Plan as set forth herein, and as the same may hereafter be amended.
Sec. 2.28    “Subsidiary” shall mean any corporation in which UGI, directly or indirectly, owns at least a 50% interest or an unincorporated entity of which UGI, directly or indirectly, owns at least 50% of the profits or capital interests.
Sec. 2.29    “UGI” shall mean UGI Corporation.
Sec. 2.30    “Year of Service” shall mean a Year of Service as determined under the Savings Plan for vesting purposes.

ARTICLE III
PARTICIPATION
Sec. 3.01    Participants.
(a)    Each Employee who (i) is eligible to receive a bonus under an Executive Annual Bonus Plan at any time during the applicable Plan Year, (ii) is an active participant in the Savings Plan and makes the contributions described in Section 5.01(a) to the Savings Plan for the Plan Year, and (iii) is an active participant in the Pension Plan for the Plan Year, shall be a Participant in the SSP for the applicable Plan Year.
(b)    Each Employee who has a Change in Control Agreement that provides for the benefits described in Section 5.04 shall be a Participant in this SSP for purposes of being eligible to receive benefits under Section 5.04.
(c)    An Employee whose employment terminated on or after January 1, 2005 and before July 25, 2006, and who was entitled to receive a severance benefit under an Executive Severance Plan, as described in Section 5.05, shall be a Participant in this SSP for purposes of being eligible to receive benefits under Section 5.05.
(d)    Notwithstanding the foregoing, no Employee who is hired or rehired by UGI or an Affiliate on or after January 1, 2009, or who is transferred on or after January 1, 2009 into Employee status from an Affiliate that does not participate in this SSP, shall become a Participant in this SSP on or after January 1, 2009.
Sec. 3.02    Transfers. If a Participant ceases to meet the requirements of Section 3.01 but continues to be an employee of UGI or a Subsidiary or Affiliate, the former Participant will cease to accrue benefits under the SSP. The former Participant will continue to earn Years of Service credit for vesting purposes with respect to the SSP for purposes of his or her accrued SSP benefit under Section 5.01. The former Participant’s account will continue to be credited with earnings pursuant to Section 5.02 while the former Participant has an account under the SSP.
Sec. 3.03    Accounts. UGI shall establish a bookkeeping account for each Participant under the SSP. All contributions under the SSP, and earnings thereon as described in Section 5.02, shall be credited to the Participant’s account.

ARTICLE IV
VESTING
Sec. 4.01    Vesting in Section 5.01 Benefits.
(a)    A Participant shall vest in the amounts credited under Sections 5.01 and 5.02 of the SSP when the Participant has five Years of Service. If a Participant’s employment with UGI and its Subsidiaries and Affiliates terminates for any reason other than death before the Participant has five Years of Service, all amounts credited under Sections 5.01 and 5.02 shall be immediately forfeited, and the Participant shall receive no benefits under Sections 5.01 and 5.02. If a Participant dies while employed by UGI or its Subsidiaries or Affiliates, the Participant’s amounts credited under Sections 5.01 and 5.02 shall become fully vested.
(b)    If a Participant whose employment terminated on or after January 1, 2005 and before July 25, 2006 is entitled to receive a benefit under Section 5.05, the Participant’s salary continuation period under the Executive Severance Plan shall be counted as service for purposes of vesting under this SSP.
Sec. 4.02    Vesting in Section 5.04 and Section 5.05 Benefits.
(a)    A Participant shall vest in the amounts credited under Section 5.04 of the SSP when the Participant’s employment has terminated under the circumstances described in Section 5.04 and the Participant has met all the requirements of the Participant’s Change in Control Agreement that entitle the Participant to receive the amounts described in Section 5.04.
(b)    A Participant whose employment terminated on or after January 1, 2005 and before July 25, 2006 shall vest in the amounts credited under Section 5.05 of the SSP when the Participant’s employment has terminated under the circumstances described in Section 5.05 and the Participant has met all the requirements of the Executive Severance Plan that entitle the Participant to receive the amounts described in Section 5.05.

ARTICLE V
BENEFITS
Sec. 5.01    SSP Annual Contributions.
(a)    Effective January 1, 2007, at the end of each Plan Year, the Administrative Committee shall credit an SSP contribution to the book account of each Participant who is an active participant in the Savings Plan and who contributed to the Savings Plan for the Plan Year an amount at least equal to the lesser of (i) 6% of the Participant’s annual compensation (as determined under the Savings Plan) or (ii) the maximum amount permitted to be contributed under section 402(g) of the Code (without regard to any “catch up” contributions as described below).
(b)    The SSP contribution for each Participant described in subsection (a) for the Plan Year shall be calculated as:
(x)    The Matching Contribution that would have been made for the Participant under the Savings Plan for the Plan Year, based on an election to contribute 6% of the Participant’s annual compensation (as determined under the Savings Plan), if (i) the Participant’s Excess Earnings (without regard to the limitations set forth in section 401(a)(17) of the Code) had been taken into account, (ii) the limitations set forth in section 402(g) of the Code were inoperative, and (iii) there were no cutbacks of contributions to the Savings Plans to comply with nondiscrimination tests set forth in Sections 401(k) and 401(m) of the Code, less
(y)    The Matching Contribution that would have been made to the Savings Plan for the Participant for the Plan Year, based on an election to contribute 6% of the Participant’s annual compensation (as determined under the Savings Plan), and taking into account the limitations set forth in section 401(a)(17) of the Code, the limitations set forth in section 402(g) of the Code and any applicable cutbacks of contributions to the Savings Plans to comply with nondiscrimination tests set forth in Sections 401(k) and 401(m) of the Code.
Notwithstanding the foregoing, no contribution shall be credited under the SSP with respect to “catch-up” contributions made under the Savings Plan pursuant to section 414(v) of the Code. The contribution credited under the SSP for a Participant for a Plan Year shall not exceed the Matching Contribution that would have been provided under the Savings Plan in the absence of any plan-based restrictions that reflect limits on qualified plan contributions under the Code, in accordance with section 409A of the Code.
(c)    The Administrative Committee shall calculate a prorated SSP contribution for each Participant for the short Plan Year beginning October 1, 2006 and ending December 31, 2006, in such manner as the Administrative Committee determines.

(d)    The Administrative Committee shall credit each Participant’s SERP contribution for each Plan Year to a bookkeeping account for the Participant on UGI’s records.
Sec. 5.02    Earnings. At the end of each Plan Year, each Participant who has an unpaid book account under the SSP as of the end of the Plan Year shall be credited with earnings on the Participant’s SSP account, as described below. The amount of the credit is equal to the product obtained by multiplying the Participant’s cumulative account balance as of the end of the Plan Year by the Participant’s “individual rate per annum,” determined as follows:
(a)    For Plan Years ending before October 1, 2005, the “individual rate per annum” is determined by dividing (i) by (ii), where (i) is the total of all actual gains and losses reported on the Participant’s Savings Plan portfolio for the Plan Year, measured on the last day of the Plan Year, and (ii) is the sum of the Participant’s beginning balance in the Savings Plan on the first day of the Plan Year plus all contributions to the Participant’s Savings Plan account during the Plan Year.
(b)    For Plan Years beginning on or after October 1, 2005, the “individual rate per annum” is a weighted average return calculated by UGI, based 60% on the total return of the Standard & Poor’s 500 Index and 40% on the total return of the Lehman Brothers Aggregate Bond Index for the Plan Year.
Sec. 5.03    Termination of Employment.
(a)    If a Participant’s employment terminates during a Plan Year for any reason other than Cause, the Administrative Committee shall credit a pro rata SSP contribution to the Participant’s account for the Plan Year, if the Participant is an active participant in the Savings Plan and has contributed to the Savings Plan for the Plan Year an amount at least equal to the lesser of (i) 6% of the Participant’s annual compensation (as determined under the Savings Plan) or (ii) a pro-rata amount of the maximum amount permitted to be contributed under section 402(g) of the Code (without regard to any “catch up” contributions).
(b)    If a Participant’s employment terminates during a Plan Year for any reason other than Cause, the Administrative Committee shall credit earnings on the terminated Participant’s SSP account from the end of the preceding Plan Year to the termination date, based on the “individual rate per annum” described in Section 5.02(b) above for the portion of the Plan Year for which earnings are credited before the termination date.
(c)    The amounts described in this Section 5.03 shall be credited to the Participant’s account as of the Participant’s termination date.
Sec. 5.04    Change of Control Benefit. In the event of a Change of Control, if and to the extent required by a Participant’s Change in Control Agreement, each Participant who is an active participant in both the Savings Plan and the Pension Plan on the date of the Participant’s termination of employment and who is entitled to receive severance benefits under a Change in Control Agreement shall receive a credit to the Participant’s SSP account equal to the Participant’s Matching Contributions that would have been made to the Savings Plan (without regard to the statutory limits) had the Participant been eligible to participate in the Savings Plan and made employee elective deferral contributions to the Savings Plan during the Continuation Period equal to 6% of his or her annual compensation as described in the Change in Control Agreement. This benefit shall be credited to the Participant’s account as of the Participant’s termination date.
Sec. 5.05    Severance Benefit. The provisions of this Section 5.05 apply to a Participant whose employment was terminated by UGI or a Subsidiary or Affiliate on or after January 1, 2005 and before July 25, 2006, if the Participant was entitled to receive a severance benefit under an Executive Severance Plan and the Participant was an active participant in the Savings Plan on the date of the Participant’s termination of employment. If required by the terms of the Executive Severance Plan, each such Participant shall receive a credit to the Participant’s SSP account equal to the Participant’s Matching Contributions that would have been made to the Savings Plan (without regard to the statutory limits) had the Participant been eligible to participate in the Savings Plan and made employee elective deferral contributions to the Savings Plan during the Participant’s salary continuation period under the Executive Severance Plan equal to 6% of his or her annual compensation (determined as of the day of his or her termination of employment). This benefit shall be credited to the Participant’s account as of the date of the Participant’s termination date.
Sec. 5.06    Death Benefits. If a Participant is entitled to receive a vested benefit under this Article V but the Participant dies before receiving his or her SSP benefit, the Participant’s vested benefit, if any, shall be paid to the Beneficiary.
Sec. 5.07    Forfeiture. Each Participant shall immediately forfeit any benefit to which he or she is otherwise entitled under the SSP if the Participant’s employment is terminated for Cause.

ARTICLE VI
FORM AND TIMING OF BENEFIT DISTRIBUTION
Sec. 6.01    Form of Benefit Distributions. A Participant’s vested SSP benefits shall be paid to the Participant in the form of a lump sum payment upon the Participant’s termination of employment with UGI and its Subsidiaries and Affiliates, as described below. A Participant’s vested SSP benefits are the vested amount credited to the Participant’s account under the SSP.
Sec. 6.02    Timing of Benefit Distributions.
(a)    A Participant’s vested SSP benefits shall be paid to the Participant within 60 days following the Participant’s termination of employment with UGI and its Subsidiaries and Affiliates, except as described below. A Participant shall be considered to have incurred a termination of employment under the SSP when the Participant has a “separation from service” under section 409A of the Code.
(b)    Notwithstanding the foregoing, if a Participant whose employment terminates after January 1, 2005 is a Key Employee and if required by section 409A of the Code, no SSP benefits shall be paid to the Participant during the Postponement Period. If payment of SSP benefits is required to be delayed for the Postponement Period pursuant to section 409A, the accumulated amounts withheld on account of section 409A, with interest as described below, shall be paid in a lump sum payment within 15 days after the end of the Postponement Period. If the Participant dies during the Postponement Period prior to the payment of benefits, the amounts withheld on account of section 409A, with interest as described below, shall be paid to the Participant’s estate within 60 days after the Participant’s death.
(c)    The amount to be withheld on account of section 409A shall be calculated as of the Participant’s termination date. Interest shall be credited on the withheld amount from the Participant’s termination date to the last day of the calendar month preceding the date on which the withheld amount is paid, based on the daily average of the published six-month Treasury bill rate in effect for the month in which the Participant’s termination date occurs plus 50 basis points.

ARTICLE VII
FUNDING OF BENEFITS
Sec. 7.01    Source of Funds. The obligations of UGI and other participating employers hereunder shall constitute a general, unsecured obligation, payable solely out of their general assets, and no Participant shall have any right to any specific assets of UGI, or any Subsidiary or Affiliate or any trust established by UGI or any Subsidiary or Affiliate to fund such obligations.
Sec. 7.02    Participant Contributions. There shall be no contributions made by Participants under the SSP.

ARTICLE VIII
THE COMMITTEE
Sec. 8.01    Appointment and Tenure of Administrative Committee Members. The Administrative Committee shall consist of one or more persons who shall be appointed by and serve at the pleasure of the Compensation Committee. Any Administrative Committee member may resign by delivering his or her written resignation to the Compensation Committee. Vacancies arising by the death, resignation or removal of an Administrative Committee member may be filled by the Compensation Committee.
Sec. 8.02    Meetings; Majority Rule. Any and all acts of the Administrative Committee taken at a meeting shall be by a majority of all members of the Administrative Committee. The Administrative Committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum). The Administrative Committee may also act by unanimous consent in writing without the formality of convening a meeting.
Sec. 8.03    Delegation. The Administrative Committee may, by majority decision, delegate to each or any one of its number, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the Administrative Committee, even though such person alone may sign any document required by third parties. The Administrative Committee shall elect one of its number to serve as Chairperson. The Chairperson shall preside at all meetings of the Administrative Committee or shall delegate such responsibility to another Administrative Committee member. The Administrative Committee shall elect one person to serve as Secretary to the Administrative Committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Administrative Committee.
Sec. 8.04    Authority and Responsibility of the Administrative Committee. The Administrative Committee shall have only such authority and responsibilities as are delegated to it by the Compensation Committee or specifically provided herein. The Administrative Committee shall have full power and express discretionary authority to administer and interpret the SSP, to make factual determinations and to adopt or amend such rules and regulations for implementing the SSP and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Administrative Committee’s authorities and responsibilities shall also include:
(a)    maintenance and preservation of records relating to Participants, former Participants, and their beneficiaries;
(b)    preparation and distribution to Participants of all information and notices required under Federal law or the provisions of the SSP;

(c)    preparation and filing of all governmental reports and other information required under law to be filed or published;
(d)    engagement of assistants and professional advisers;
(e)    arrangement for bonding, if required by law; and
(f)    promulgation of procedures for determination of claims for benefits.
Sec. 8.05    Compensation of Administrative Committee Members. The members of the Administrative Committee shall serve without compensation for their services as such, but all expenses of the Administrative Committee shall be paid or reimbursed by UGI.
Sec. 8.06    Administrative Committee Discretion. Any discretion, actions, or interpretations to be made under the SSP by the Administrative Committee shall be made in its sole discretion, need not be uniformly applied to similarly situated individuals, and shall be final, binding, and conclusive on the parties. All benefits under the SSP shall be provided conditional upon the Participant’s acknowledgement, in writing or by acceptance of the benefits, that all decisions and determinations of the Administrative Committee shall be final and binding on the Participant, his or her Beneficiaries and any other person having or claiming an interest under the SSP.
Sec. 8.07    Indemnification of the Committees. Each member of the Administrative Committee shall be indemnified by UGI against costs, expenses and liabilities (other than amounts paid in settlement to which UGI does not consent) reasonably incurred by him or her in connection with any action to which he or she may be a party by reason of his or her service as a member of the Committee, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the Administrative Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Administrative Committee member may be entitled pursuant to the by-laws of UGI. Service on the Administrative Committee shall be deemed in partial fulfillment of the Administrative Committee member’s function as an employee, officer and/or director of UGI, if he or she serves in that capacity as well as in the role of Administrative Committee member.

ARTICLE IX
AMENDMENT AND TERMINATION
Sec. 9.01    Amendment. The provisions of the SSP may be amended at any time and from time to time by the Compensation Committee for any reason without either the consent of or prior notice to any Participant; provided, however, that no such amendment shall serve to reduce the benefit that has accrued on behalf of a Participant as of the effective date of the amendment. Notwithstanding the foregoing, the Administrative Committee may adopt any amendment to the SSP as it shall deem necessary or appropriate to (i) maintain compliance with current laws and regulations; (ii) correct errors and omissions in the SSP document; and (iii) facilitate the administration and operation of the SSP.
Sec. 9.02    Plan Termination. While it is UGI’s intention to continue the SSP indefinitely in operation, the right is, nevertheless, reserved to terminate the SSP in whole or in part at any time for any reason without either the consent of or prior notice to any Participant. No such termination shall reduce the benefit that has accrued on behalf of a Participant as of the effective date of the termination, but UGI may immediately distribute all accrued benefits upon termination of the SSP in accordance with section 409A of the Code.

ARTICLE X
CLAIMS PROCEDURES
Sec. 10.01    Claim. Any person or entity claiming a benefit, requesting an interpretation or ruling under the SSP (hereinafter referred to as “claimant”), or requesting information under the SSP shall present the request in writing to the Administrative Committee, which shall respond in writing or electronically. The notice advising of the denial shall be furnished to the claimant within 90 days of receipt of the benefit claim by the Administrative Committee, unless special circumstances require an extension of time to process the claim. If an extension is required, the Administrative Committee shall provide notice of the extension prior to the termination of the 90 day period. In no event may the extension exceed a total of 180 days from the date of the original receipt of the claim.
Sec. 10.02    Denial of Claim. If the claim or request is denied, the written or electronic notice of denial shall state:
(a)    The reasons for denial;
(b)    Reference to the specific SSP provisions on which the denial is based;
(c)    A description of any additional material or information required and an explanation of why it is necessary; and
(d)    An explanation of the SSP’s claims review procedures and the time limits applicable to such procedures, including the right to bring a civil action under section 502(a) of ERISA.
Sec. 10.03    Final Decision. The decision on review shall normally be made within 60 days after the Administrative Committee’s receipt of claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing or in electronic form and shall:
(a)    State the specific reasons for the denial;
(b)    Reference the relevant SSP provisions;
(c)    State that the claimant is entitled to receive, upon request and free of charge, and have reasonable access to and copies of all documents, records and other information relevant to the claim for benefits; and
(d)    State that the claimant may bring an action under section 502(a) of ERISA.

All decisions on review shall be final and binding on all parties concerned.
Sec. 10.04    Review of Claim. Any claimant whose claim or request is denied or who has not received a response within 60 days may request a review by notice given in writing or electronic form to the Administrative Committee. Such request must be made within 60 days after receipt by the claimant of the written or electronic notice of denial, or in the event the claimant has not received a response, 60 days after receipt by the Administrative Committee of the claimant’s claim or request. The claim or request shall be reviewed by the Administrative Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

ARTICLE XI
MISCELLANEOUS PROVISIONS
Sec. 11.01    Nonalienation of Benefits. None of the payments, benefits or rights of any participant under the SSP shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the SSP, except any right to designate a Beneficiary in connection with any form of benefit payment providing benefits after the Participant’s death.
Sec. 11.02    No Contract of Employment. Neither the establishment of the SSP, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of UGI or any other participating employer hereunder, and all Participants and other Employees shall remain subject to discharge to the same extent as if the SSP had never been adopted.
Sec. 11.03    Severability of Provisions. If any provision of the SSP shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the SSP shall be construed and enforced as if such provision had not been included.
Sec. 11.04    Heirs, Assigns and Personal Representatives. The SSP shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future.
Sec. 11.05    Successors. Unless the Compensation Committee directs otherwise before a Change of Control, in the event of a Change of Control, UGI shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of UGI, or a division or Affiliate thereof, (i) to acknowledge expressly that this SSP is binding upon and enforceable against such successor in accordance with the terms hereof, (ii) to become jointly and severally obligated with UGI to perform the obligations under this SSP, and (iii) to agree not to amend or terminate the SSP for a period of three years after the date of succession without the consent of the affected Participant.
Sec. 11.06    Headings and Captions. The headings and captions herein are provided for reference and convenience only, and shall not be considered part of the SSP, and shall not be employed in the construction of the SSP.
Sec. 11.07    Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

Sec. 11.08    Controlling Law. The SSP shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, exclusive of conflict of law provisions thereof, to the extent not preempted by Federal law, which shall otherwise control.
Sec. 11.09    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge UGI, the Board, the Administrative Committee and all other parties with respect thereto.
Sec. 11.10    Reliance on Data and Consents. UGI, the Board, the Compensation Committee, the Administrative Committee, all fiduciaries with respect to the SSP, and all other persons or entities associated with the operation of the SSP, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant, including, without limitation, data with respect to age, health and marital status. Furthermore, UGI, the Board, the Compensation Committee, the Administrative Committee and all fiduciaries with respect to the SSP may reasonably rely on all consents, elections and designations filed with the SSP or those associated with the operation of the SSP by any Participant, or the representatives of any such person without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the SSP or the benefits provided under the SSP shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants to advise the appropriate parties of any change in such data.
Sec. 11.11    Lost Payees. A benefit shall be deemed forfeited if the Administrative Committee is unable to locate a Participant to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made by the proper payee for the forfeited benefit.
Sec. 11.12    Taxation. The SSP is intended to comply with the requirements of section 409A of the Code. Notwithstanding anything in the SSP to the contrary, allocations to the SSP shall be made consistent with section 409A, and distributions may only be made under the SSP upon an event and in a manner permitted by section 409A of the Code. All payments under the SSP shall be subject to applicable tax withholding. Distributions upon termination of employment shall only be made upon the Participant’s “separation from service” under section 409A of the Code, and in no event may a Participant directly or indirectly designate the calendar year of a payment.

EXHIBIT A
CHANGE OF CONTROL
For purposes of the SSP, the term “Change of Control,” and other defined terms used in this Exhibit A, shall have the following meanings:
1.    “Change of Control” shall mean:
(i)    Any Person (except UGI, any UGI Subsidiary, any employee benefit plan of UGI or of any UGI Subsidiary, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of 20% or more of either (i) the then outstanding shares of common stock of UGI (the “Outstanding UGI Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the “UGI Voting Securities”); or
(ii)    Individuals who, as of the beginning of any 24-month period, constitute the UGI Board of Directors (the “Incumbent UGI Board”) cease for any reason to constitute at least a majority of the Incumbent UGI Board, provided that any individual becoming a director of UGI subsequent to the beginning of such period whose election or nomination for election by the UGI shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent UGI Board shall be considered as though such individual were a member of the Incumbent UGI Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or
(iii)    Consummation by UGI of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be; or
(iv)    Consummation of (a) a complete liquidation or dissolution of UGI or (b) a sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the

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then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, immediately prior to such sale or disposition.
2.    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
3.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
4.    A Person shall be deemed the “Beneficial Owner” of any securities: (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.
5.    “Person” shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

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6.    “UGI Subsidiary” shall mean any corporation in which UGI directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI, as applicable, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.
Change of Control with Respect to UGI Utilities, Inc.
In addition to the definition of Change of Control with respect to UGI, as set forth above, for Participants who are employees of UGI Utilities, Inc. (“Utilities”) or a subsidiary of Utilities, the term “Change of Control” shall include the events set forth below:
“Change of Control” shall include any of the following events:
(D)    UGI and the UGI Subsidiaries fail to own more than fifty percent (50%) of the then outstanding shares of common stock of Utilities or more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of Utilities entitled to vote generally in the election of directors; or
(E)    Completion by Utilities of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of Utilities’ outstanding common stock and voting securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of Utilities’ outstanding common stock and voting securities, as the case may be; or
(F)    Completion of a complete liquidation or dissolution of the Utilities or sale or other disposition of all or substantially all of the assets of Utilities other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of Utilities’ outstanding common stock and voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of Utilities’ outstanding common stock and voting securities, as the case may be, immediately prior to such sale or disposition.

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